As filed with the Securities and Exchange Commission on February 22, 2012
REGISTRATION NO. 333-169559
333-169559-01

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(EXACT NAME OF MVA DEPOSITOR/ISSUER REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

New York	04-2845273
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

60 East 42nd Street, Suite 1115, New York, New York 10165   (212) 983-6352
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(EXACT NAME OF GUARANTOR REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

Delaware	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481  (781) 237-6030
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

Sandra M. DaDalt
Assistant Vice President and Senior Counsel
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park, SC 1335
Wellesley Hills, Massachusetts 02481
(800) 786-5433
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________

Copies of Communications to:
Stephen E. Roth, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, D.C. 20004-2415
(202) 383-0158
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION STATEMENT

This Amendment No. 2 to Form S-3 Registration Statement (File Nos. 333-169559 and 333-169559-01) (the “Registration Statement”) is being filed pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to remove from registration those securities of Sun Life Insurance and Annuity Company of New York (“Sun Life (NY)”) and the related Subordinated Guarantee provided by Sun Life Assurance Company of Canada (U.S.) (“Sun Life of Canada (U.S.)”), that were previously registered by the Registration Statement and that were not sold in the offering.

Sun Life (NY) is issuing an endorsement (the “Endorsement”) to the Contract, effective March 19, 2012 (the “Effective Date”), that will eliminate any downward market value adjustment (“MVA”) that might be applied after the Effective Date to withdrawals or transfers out of Guarantee Periods (i.e., the fixed account investment options under the Contract). This ensures that, regardless of any changes in interest rates, if money is transferred or withdrawn from a Guarantee Period before it expires, Sun Life (NY) will not impose any MVA that would reduce the amount allocated to that Guarantee Period (“Guarantee Amount”). Consequently, a Contract Owner who withdraws or transfers money from a Guarantee Period before the end of its term will not receive less than the Guarantee Amount before the deduction of any applicable Contract charges. Sun Life (NY), however, will continue to apply any positive MVA that would increase the Contract’s Guarantee Amount.

Upon the issuance of the Endorsement, Sun Life (NY) considers the market value adjusted interests in Guarantee periods under the Contract to no longer be securities and therefore will no longer file any amendments to the Registration Statement. When such interests are no longer registered under the Securities Act of 1933, the Subordinated Guarantee no longer must be registered as a guarantee of a security.

Neither Sun Life (NY) nor Sun Life of Canada (U.S.) (collectively, “Registrants”) intends to use the Registration Statement to sell any other securities (together with the Subordinated Guarantee provided by Sun Life of Canada.(U.S.)). Therefore, the offering is being terminated as of the close of business on March 19, 2012, and the Registrants hereby remove from registration any securities that remain unsold under the Registration Statement as of that time and date, or such time and date as this Registration Statement becomes effective.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 16. EXHIBITS

Exhibit No.	Description

(1)	Marketing Coordination Agreement (Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement on Form N-4, File No. 333-05037, filed on April 24, 1998)

(4)(a)
Flexible Payment Deferred Combination Variable and Fixed Individual Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 2 to the Registration Statement of the Registrant on Form N-4, File No. 333-05037, filed on April 24, 1998)

(4)(b)
Subordinated New Guarantee by Sun Life Assurance Company of Canada (U.S.) in favor of certain holders of market value adjustment interests issued by the Sun Life Insurance and Annuity Company of New York (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-169558, filed by those companies on September 24, 2010.)

(4)(c)	Market Value Adjustment Endorsement *

(5)(a)
Opinion and Consent of Counsel regarding legality of annuity contracts providing for the market value adjustment interests being registered (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-169559, filed on September 24, 2010.)

(5)(b)
Opinion and Consent of Counsel regarding legality of Subordinated Guarantee (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-169559, filed on September 24, 2010.)

(24)	Powers of Attorney*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Insurance and Annuity Company of New York, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 22nd day of February, 2012.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Registrant)

By: /s/ Westley V. Thompson
Westley V. Thompson
President, SLF U.S.

Attest:	/s/ Sandra M. DaDalt
Sandra M. DaDalt
Assistant Vice President and Senior Counsel

As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Westley V. Thompson	President, SLF U.S. and Director	February 22, 2012
Westley V. Thompson	(Principal Executive Officer)

/s/ Larry R. Madge	Vice President and Chief Financial Officer and	February 22, 2012
Larry R. Madge	Treasurer and Director
(Principal Financial Officer)

/s/ Michael K. Moran	Vice President and Controller and Director	February 22, 2012
Michael K. Moran	(Principal Accounting Officer)

*By: /s/ Sandra M. DaDalt	Attorney-in-Fact for:	February 22, 2012
Sandra M. DaDalt	Scott M. Davis, Director
John T. Donnelly, Director
Leila Heckman, Director
Donald B. Henderson, Jr, Director
Peter R. O'Flinn, Director
Barbara Z. Shattuck, Director
Michael E. Shunney, Director
David K. Stevenson, Director

*  Sandra M. DaDalt  has signed this document on the indicated date on behalf of the Directors of the Registrant pursuant to powers of attorney duly executed by such persons and included herein as Exhibit 24.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 22nd day of February, 2012.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Registrant)

By: /s/ Westley V. Thompson
Westley V. Thompson
President, SLF U.S.

Attest:	/s/ Sandra M. DaDalt
Sandra M. DaDalt
Assistant Vice President and Senior Counsel

As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Westley V. Thompson	President, SLF U.S. and Director	February 22, 2012
Westley V. Thompson	(Principal Executive Officer)

/s/ Larry R. Madge	Senior Vice President and Chief Financial Officer	February 22, 2012
Larry R. Madge	and Treasurer and Director
(Principal Financial Officer)

/s/ Michael K. Moran	Vice President and Controller	February 22, 2012
Michael K. Moran	(Principal Accounting Officer)

*By: /s/ Sandra M. DaDalt	Attorney-in-Fact for:	February 22, 2012
Sandra M. DaDalt	Thomas A. Bogart, Director
Scott M. Davis, Director
Colm J. Freyne, Director

*  Sandra M. DaDalt  has signed this document on the indicated date on behalf of the Directors of the Registrant pursuant to powers of attorney duly executed by such persons and included herein as Exhibit 24.

EXHIBIT INDEX

Number	Description

4(c)	Market Value Adjustment Endorsement

24	Powers of Attorney